Exhibit 10.33

March 5, 2008

Via Certified Mail-Return Receipt Requested and by fax and E-mail

Barron Group USA, LLC
c/o Lawrence Berk
444 Madison Avenue
40th Floor
New York, New York 10022

Re: Consulting Agreement dated November 26, 2007

Dear Mr. Berk:

This is to confirm the substance of our telephone conversation of earlier today. During our conversation, you and we agreed that the Consulting Agreement dated November 26, 2007, between Baron Group USA, LLC, and Little Squaw Gold Mining Company is terminated by mutual consent of both parties, effective immediately. Accordingly, Baron shall immediately cease providing any services under that Agreement, and Little Squaw Gold Mining Company shall not be obligated to pay Baron any future compensation of any kind under that Agreement including, but not limited to, any Consideration under any of the provisions of paragraph 5 of the Consulting Agreement. If this accurately reflects the agreement we reached during our conversation, please sign the enclosed copy of this letter and return the signed copy to me as soon as possible. My fax number is (509) 624-5831.

Sincerely,

Richard R. Walters

Richard R. Walters
President

Agreed:

3/6/08

Lawrence Berk Date
President and CEO
Baron Group USA, LLC

3412 S. Lincoln Dr. • Spokane, WA 99203-1650
Office: 509-624-5831 • Cell: 509-990-6008 • Fax: 509-624-2878
R.R.Walt@att.net • www.littlesquawgold.com